CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Registration Statement on Form N1A of our report dated September 26, 2002, relating to the financial statements of T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2040 Fund, and T. Rowe Price Retirement Income Fund (comprising T. Rowe Price Retirement Funds, Inc.) and the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 26, 2002